                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20569

                              ---------------------

                                  FORM 8-A/A-2

                                 AMENDMENT NO. 2
                      To Registration Statement on Form 8-A
                             dated November 23, 1998
                                   relating to
                         Preferred Stock Purchase Rights

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          VARIAN MEDICAL SYSTEMS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Delaware                                         94-2359345
----------------------------------------                     -------------------
(State of incorporation or organization)                     (IRS Employer
                                                             Identification No.)
             3100 Hansen Way
             Palo Alto, CA                                   94304-1000
----------------------------------------                     -------------------
(Address of principal executive offices)                     (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
To be so registered                               each class is to be registered
-------------------                               ------------------------------
Preferred Stock Purchase Rights                   Pacific Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
--------------------------------------------------------------------------------
                                (Title of Class)

         ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  Item 1 is hereby amended by adding the following paragraph:

                  On August 17, 2001, Varian Medical Systems, Inc. (the "Company") entered into an amendment (the "Second Amendment") to the Rights Agreement dated as of November 20, 1998 as amended, by the First Amendment dated April 1, 1999 between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent"). The Second Amendment, entered into by and among the Company and the Rights Agent, amends the Rights Agreement, effective as August 17, 2001 to increase the Exercise Price of the Rights from $110.00 to $420.00.

ITEM 2.  EXHIBITS.

                  Item 2 is hereby amended by adding new Exhibit 3 as follows:

Exhibit No.                    Description
-----------                    -----------
        (3)                    Second Amendment to Rights Agreement, dated as of
                               August 17, 2001, between Varian Medical Systems,
                               Inc. and First Chicago Trust Company of New York,
                               as Rights Agent (incorporated by reference to
                               Exhibit 3 to the Company's Amendment No. 2. to
                               Registration Statement on Form 8-A/A-2 dated
                               November 6, 2001, with respect to the New York
                               Stock Exchange).

                                    SIGNATURE

                           Pursuant to the requirements of Section 12 of the
Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   VARIAN MEDICAL SYSTEMS, INC.



                                   By: /s/ Joseph B. Phair
                                       -----------------------------------------
                                   Name:  Joseph B. Phair
                                   Title:  Vice President, Administration,
                                           General Counsel and Secretary

Dated: November 6, 2001

                                  EXHIBIT INDEX

EXHIBIT NO.                    DESCRIPTION
-----------                    -----------
        (3)                    Second Amendment to Rights Agreement, dated as of
                               August 17, 2001, between Varian Medical Systems,
                               Inc. and First Chicago Trust Company of New York,
                               as Rights Agent (incorporated by reference to
                               Exhibit 3 to the Company's Amendment No. 2 to
                               Registration Statement on Form 8-A/A-2 dated
                               November 6, 2001 with respect to the New York
                               Stock Exchange).